News Release

October 17, 2017
STERLING BANCORP:
Luis Massiani
Senior EVP & Chief Financial Officer
845.369.8040

Sterling Bancorp Releases 2017 Annual Dodd-Frank Act Company-Run Stress Test Disclosure

MONTEBELLO, NY - October 17, 2017 - Sterling Bancorp (NYSE: STL; “Sterling”) announced today the release of its 2017 Annual Dodd-Frank Act Company-Run Stress Test (“DFAST”) Disclosure. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Sterling is obligated to perform annual stress tests to evaluate the potential effect of hypothetical macroeconomic scenarios developed by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. The disclosed results, risks, and assumptions use capital action assumptions required by the Dodd-Frank Act Stress Test rules and do not necessarily reflect Sterling’s future expectations.

The full disclosure, including the DFAST results for both Sterling and Sterling National Bank, and additional information regarding the methodologies used to conduct the stress test, may be found under the Investor Relations section of Sterling’s website at www.sterlingbancorp.com.

About Sterling Bancorp

Sterling, whose principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families, and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling website at www.sterlingbancorp.com.

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